Exhibit 2.1.1

FIRST AMENDMENT TO

PURCHASE AND SALE AGREEMENT

(32 Properties)

THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”) is made and entered into this 11th day of May, 2010, by and between Seller and Purchaser.

R E C I T A L S:

A. Seller and Purchaser have heretofore entered into that certain Purchase and Sale Agreement dated May 3, 2010 (the “Agreement”), relating to the sale and purchase of the thirty-two (32) properties described therein. All defined terms in the Agreement are used herein with the same meanings those terms have in the Agreement.

B. Seller and Purchaser desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of these premises, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant and agree as follows:

A G R E E M E N T

1. Recitals. The recitals set forth above are hereby incorporated herein.

2. Harborside Purchase and Sale Agreement. Section 1.1.15 of the Agreement is hereby amended and restated in its entirety as follows:

“1.1.15 “Harborside Purchase and Sale Agreement”: That certain Member Interest Purchase and Sale Agreement between Purchaser and Harborside Seller dated as of May 3, 2010, as amended by that certain First Amendment to Member Interest Purchase and Sale Agreement dated as of May 11, 2010.”

3. Inspection Period. Section 1.1.10 of the Agreement is hereby amended and restated in its entirety as follows:

“1.1.10: “Inspection Period”: The period beginning on the Effective Date and ending on May 21, 2010, subject to extension as provided in Section 6.1.4(1).”

4. Financing. Purchaser acknowledges that there shall be no Financing Commitment Extension Period, and all references thereto in Section 4.3.2 shall be deemed null and void and of no further effect.

5. Counterparts; Facsimile. This Amendment may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument. For purposes of this Amendment, any signature transmitted by facsimile or e-mail (in pdf format) shall be considered to have the same legal and binding effect as any original signature.

6. Ratification. The Agreement, as amended hereby, remains in full force and effect and is hereby ratified and confirmed.

[Signature page follows]

IN WITNESS WHEREOF, Purchaser and Seller have executed this Amendment as of the date set forth above.

PURCHASER:

TRT ACQUISITIONS LLC, a Delaware limited liability company

By:	DCTRT Real Estate Holdco LLC, Its Sole Member

	By:	Dividend Capital Total Realty Operating Partnership LP, Its Sole Member

		By:	Dividend Capital Total Realty Trust Inc., Its General Partner

			By:	/s/ GREG MORAN
			Name:	Greg Moran
			Title:	SVP

SELLER:

iSTAR CTL SOUTH HAVANA – ENGLEWOOD LLC, a

Delaware limited liability company

iSTAR CTL WATERVIEW – DALLAS LLC, a

Delaware limited liability company

iSTAR CTL SHADELANDS – WALNUT CREEK LLC, a

Delaware limited liability company

iSTAR CTL NORTH GLENVILLE – RICHARDSON LLC, a

Delaware limited liability company

iSTAR CTL SHEILA – COMMERCE LLC, a

Delaware limited liability company

iSTAR CTL COLUMBIA – RICHFIELD LLC, a

Delaware limited liability company

iSTAR CTL COTTONWOOD – MILPITAS LLC, a

Delaware limited liability company

iSTAR CTL NORTH FAIRWAY DRIVE – VERNON HILLS LLC, a

Delaware limited liability company

iSTAR CTL DOOLITTLE – REDONDO BEACH LLC, a

Delaware limited liability company

iSTAR CTL CROWN COLONY – QUINCY LLC, a

Delaware limited liability company

iSTAR CTL RUE FERRARI – SAN JOSE LLC, a

Delaware limited liability company

iSTAR CTL CORPORATE CENTER DRIVE – NEWBURY PARK LLC, a

Delaware limited liability company

iSTAR CTL COLUMBIA – CAMPBELLSVILLE LLC, a

Delaware limited liability company

iSTAR CTL SUNSET HILLS – RESTON LLC, a

Delaware limited liability company

iSTAR CTL EAGLE LLC, a Delaware limited liability

company

iSTAR CTL SYLVAN WAY – PARSIPPANY LLC, a

Delaware limited liability company

iSTAR CTL INVERNESS – ENGLEWOOD LLC, a

Delaware limited liability company

iSTAR CTL CORPORATE DRIVE – DIXON LLC, a

Delaware limited liability company

iSTAR CTL RIVEREDGE SUMMIT – ATLANTA LLC, a

Delaware limited liability company

iSTAR CTL CONNECTION – IRVING LLC, a Delaware

limited liability company

iSTAR CTL CHARLESTON – MOUNTAIN VIEW LLC, a

Delaware limited liability company

iSTAR CTL DUBLIN LLC, a Delaware limited liability

company

iSTAR GT, L.P., a Delaware limited partnership

iSTAR NG LP, a Delaware limited partnership

iSTAR CTL MAPLE – EL SEGUNDO LLC, a Delaware

limited liability company

iSTAR CTL SW 80 – PLANTATION LLC, a Delaware

limited liability company

By:	/s/ SAMANTHA GARBUS
Name:	Samantha Garbus
Title:	Senior Vice President

AGREED TO:

iSTAR FINANCIAL INC., a Maryland corporation

By:	/s/ SAMANTHA GARBUS
Name:	Samantha Garbus
Title:	Senior Vice President

JOINDER BY ESCROW AGENT

Escrow Agent has executed this Amendment in order to confirm that Escrow Agent shall hold the Earnest Money required to be deposited pursuant to the Agreement, as amended by this Amendment, and the interest earn thereon, pursuant to the provisions of the Agreement, as amended by this Amendment.

FIRST AMERICAN TITLE INSURANCE COMPANY

By:
Name:
Title:
Date: